As filed with the Securities and Exchange Commission on January 30, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Carmike Cinemas, Inc.

(Exact name of issuer as specified in its charter)

Delaware	7830	58-1469127
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1301 First Avenue

Columbus, Georgia 31901
(706) 576-3400
(Address, Including Zip Code, and Telephone Number, Including
Area Code of Registrant’s Principal Executive Offices)

Martin A. Durant

Senior Vice President-Finance, Treasurer and
Chief Financial Officer
Carmike Cinemas, Inc.
1301 First Avenue
Columbus, Georgia 31901
(706) 576-3400
(Address, Including Zip Code, and Telephone Number, Including Area Code of Agent For Service)

With Copies to:

Alan J. Prince King & Spalding LLP 191 Peachtree Street Atlanta, Georgia 30303 (404) 572-4600	Robert S. Risoleo Sullivan & Cromwell LLP 1701 Pennsylvania Avenue, N.W. Washington, D.C. 20006 (202) 956-7500

     Approximate date of commencement of proposed sale to the public: As soon as practicable after filing of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑ 333-90028

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Proposed Maximum
		Aggregate	Proposed Maximum
Title of Each Class of Securities	Amount to be	Offering Price	Aggregate	Amount of
to be Registered	Registered	Per Share	Offering Price	Registration Fee

Common Stock, par value $0.03 per share	350,000	$32.00	$11,200,000	$1,420

INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON FORM S-1,

REGISTRATION NUMBER 333-90028

      Carmike Cinemas, Inc., or Carmike, is filing this registration statement pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. This registration statement relates to the public offering of our common stock contemplated by Registration Statement Number 333-90028, which was originally filed by us with the Securities and Exchange Commission on June 7, 2002 and declared effective by the Securities and Exchange Commission on January 29, 2004.

      Carmike is filing this registration statement for the sole purpose of increasing the aggregate number of registered shares of common stock by 350,000. The contents of Registration Statement Number 333-90028, including the prospectus contained therein, any prospectus supplement and all exhibits to Registration Statement Number 333-90028, are hereby incorporated in this registration statement by reference.

      Carmike hereby certifies that it has instructed its bank to transmit to the Securities and Exchange Commission the applicable filing fee by wire transfer from its account to the Securities and Exchange Commission’s account at Wachovia Bank, National Association as soon as practicable, but in no event later than the close of the next business day following the filing of this registration statement. Carmike further certifies that it will not revoke the instructions to make the wire transfer and that it has sufficient funds to cover the amount of the filing fee.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on January 30, 2004.

CARMIKE CINEMAS, INC.

By:	/s/ MARTIN A. DURANT

Martin A. Durant
Senior Vice President — Finance,
Chief Financial Officer and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 30th day of January, 2004.

* Michael W. Patrick	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

/s/ MARTIN A. DURANT Martin A. Durant	Senior Vice President-Finance, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)

* Elizabeth Cogan Fascitelli	Director

* Richard A. Friedman	Director

* Alan J. Hirschfield	Director

* John W. Jordan, II	Director

S. David Passman III	Director

* Carl L. Patrick, Jr.	Director

* Kenneth A. Pontarelli	Director

* Roland C. Smith	Director

* David W. Zalaznick		Director

*By:	/s/ MARTIN A. DURANT Martin A. Durant Attorney-in-fact

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

5.1	Opinion of King & Spalding LLP.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of King & Spalding LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page to the Carmike Cinemas, Inc. Form S-1 filed June 7, 2002 (File No. 333-90028)).